SECOND AMENDMENT TO
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                              MANAGEMENT AGREEMENT


     THIS AMENDMENT made effective as of the 16th day of October, 1995 by and between PHOENIX STRATEGIC EQUITY SERIES FUND, f/k/a Phoenix Equity Opportunities Fund (hereinafter called the "Trust") and NATIONAL SECURITIES & RESEARCH CORPORATION (hereinafter called "National").

                                    Preamble
                                    --------

     The Trust and National have entered into a certain Management Agreement dated May 14, 1993 (the "Agreement") wherein National agreed inter alia, to provide its advice and assistance to the Trust in exchange for which the Trust agreed to pay a prescribed fee to National.

     On May 24, 1995, the Board of Trustees of the Trust approved amendments to the Trust's Declaration of Trust (1) designating shares of beneficial interest of Phoenix Equity Opportunities Fund as shares of a Series of the Trust, such Series to be know as "Phoenix Equity Opportunities Fund; and (2) changing the name of the Trust to Phoenix Strategic Equity Series Fund.

     Accordingly, the parties intend to amend the Agreement to reflect the present name of the Trust and to reflect coverage on behalf of the Phoenix Equity Opportunities Fund of the Phoenix Strategic Equity Series Fund.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties mutually agree that the Agreement is hereby revised as follows:

     1. Any and all references to "Phoenix Equity Opportunities Fund" are hereby deleted and "Phoenix Equity Opportunities Fund of the Phoenix Strategic Equity Series Fund" is substituted therefor.

     Except as herein modified, all other terms and provisions set forth in the Agreement shall be and remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.


                      PHOENIX STRATEGIC EQUITY SERIES FUND


                                        By:
                                           ----------------------------------
                              Philip R. McLoughlin,
                                                 President

Attest:


By:
    -------------------------------
         Thomas N. Steenburg
         Assistant Secretary

                         NATIONAL SECURITIES & RESEARCH
                                        CORPORATION


                                        By:
                                           ----------------------------------
                               Michael E. Haylon,
                            Executive Vice President

Attest:

By:
         Thomas N. Steenburg
    -------------------------------
         Assistant Secretary




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